UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2024
QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive
Branford, Connecticut	06405
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 688-7374
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Quantum-Si Incorporated (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A, as originally filed with the U.S. Securities and Exchange Commission on November 8, 2024 (the “Original 8-K”), solely to correct a scrivener’s error contained in the Original 8-K, which inadvertently listed the Compliance Date (as defined in the Original 8-K) as May 5, 2024 rather than May 5, 2025. This amendment does not reflect events occurring after the filing of the Original 8-K and no other changes are being made to any other disclosure contained in the Original 8-K.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2024, the Company received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), has fallen below $1.00 per share for 30 consecutive business days, the Company no longer meets the minimum bid price requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). This Notice has no immediate effect on the listing or trading of the Company’s Common Stock, which continues to trade on The Nasdaq Global Market under the symbol “QSI”. The Notice also does not affect the ongoing business operations of the Company or its reporting requirements with the Securities and Exchange Commission.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days, or until May 5, 2025, (the “Compliance Date”) to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days as required under the Compliance Period Rule (unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)).

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of its Common Stock to The Nasdaq Capital Market and meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Requirement. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and would need to provide written notice to the Staff of the Company’s intention to cure the deficiency during the additional compliance period.

If the Staff concludes that the Company will not be able to cure the deficiency, or if the Company does not regain compliance with the Bid Price Requirement within such additional 180 calendar day compliance period, the Staff will provide written notification to the Company that the Company’s Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (the “Panel”). However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to monitor the closing bid price of its Common Stock and will consider all available options to regain compliance with the Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement or that the Staff will grant the Company a further extension of time to regain compliance, if applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

	By:	/s/ Christian LaPointe, Ph.D.
	Name:	Christian LaPointe, Ph.D.
	Title:	General Counsel

Date: November 12, 2024